DEFERRED SHARE AWARD AGREEMENT

To: [Name]

        In accordance with the provisions of the Incentive Compensation Plan (the “ICP”) of ArvinMeritor, Inc. (the “Company”), a deferred award (the “Deferred Share Award”) of ____ shares of Common Stock, par value $1 per share, of the Company (the “Deferred Shares”) has been granted to you by the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of the Company and such award has been ratified by the Board of Directors of the Company. The Deferred Share Award has been granted to you upon the following terms and conditions:

1. Delivery of Deferred Shares

        The Company will deliver to you (or in the event of your death, to your estate or any person who acquires your interest in the Deferred Shares by bequest or inheritance) certificates for the Deferred Shares in [January of the year following your retirement (including early retirement) or other termination of employment by the Company].

2. Cash and Stock Dividend Equivalents

        Upon delivery to you of the Deferred Shares in accordance with the terms of this agreement, there shall also be paid or delivered to you (i) an amount in cash equal to the cash dividends that would have been paid on the Deferred Shares (together with interest on the amount of said cash paid, computed at the same rate and in the same manner as interest credited from time to time under the Company’s Deferred Compensation Plan) (“Cash Dividends”) and (ii) any dividends or distributions that would have been paid on the Deferred Shares or in respect thereof in additional shares of Common Stock or other securities of the Company or securities of another entity (“Stock Dividends”), in each case between _____ __, 200_ and the date of delivery of the Deferred Shares had the Deferred Shares been issued and outstanding during such period.

3. No Rights as Shareowner Until Delivery of Deferred Shares

        Until the Deferred Shares have been delivered to you, you will have no voting or other rights as a shareowner of the Company in respect of the Deferred Shares, subject to your rights under this agreement.

4. No Forfeiture of Deferred Shares

        Although the Deferred Shares have not been and will not be delivered to you until provided for in this agreement, it is understood and agreed that the Deferred Shares have been fully earned by you and are not subject to forfeiture.

5. Terms of Incentive Compensation Plan

        This agreement is subject to the terms of the ICP, including but not limited to (i) paragraph 4(b) thereof regarding adjustments to the Deferred Shares in the event of any change in the Common Stock of the Company and (ii) paragraph 7(b) thereof regarding the effect of a Change of Control (as defined in the Company’s By-Laws) (with the intent that if a Change of Control occurs, unless prior to the occurrence thereof the Board of Directors determines otherwise by vote of at least two-thirds of its members, the Deferred Shares and any Cash Dividends and Stock Dividends will become immediately deliverable and payable).

6. Transferability

        This grant is not transferable by you otherwise than by will or by the laws of descent and distribution, and the Deferred Shares, and any Cash Dividends and Stock Dividends, will be deliverable or payable, during your lifetime, only to you.

7. Withholding

        The Company has the right, in connection with the delivery or payment of the Deferred Shares and any Cash Dividends and Stock Dividends pursuant to this agreement, (i) to deduct from the Cash Dividends or from any payment otherwise due by the Company to you or any other person receiving delivery or payment of the Deferred Shares and any Cash Dividends and Stock Dividends an amount equal to any taxes required to be withheld by law with respect to such delivery or payment, (ii) to require you or any other person receiving such delivery or payment to pay to it an amount sufficient to provide for any such taxes so required to be withheld or (iii) to sell such number of the Deferred Shares and any Stock Dividends as may be necessary so that the net proceeds of such sale shall be an amount sufficient to provide for any such taxes so required to be withheld.

8. Applicable Law

        This agreement and the Company’s obligation to deliver or pay Deferred Shares and any Cash Dividends and Stock Dividends hereunder shall be governed by and construed and enforced in accordance with the laws of Indiana and the Federal law of the United States.

      ARVINMERITOR, INC.

      By:__________________________

Dated: _____, 200_

Agreed to as of the __nd day of ________, 200_

_________________

      [Name]

Social Security Number:

Address: